Calculation of Filing Fee Tables
S-3
National Energy Services Reunited Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, no par value per share	Other	28,257,859	$ 25.82	$ 729,617,919.38	0.0001381	$ 100,760.23
Fees to be Paid	2	Equity	Ordinary shares, no par value per share	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 729,617,919.38		$ 100,760.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 100,760.23
Offering Note
[1]	These securities are being registered in connection with the resale of 28,257,859 ordinary shares, no par value, (the "Ordinary Shares"), by the selling shareholders named in the registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Ordinary Shares being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $25.82 per share, which is the average of the high and low prices of the Ordinary Shares on May 21, 2026, on the NASDAQ Capital Market.

[2]	Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate aggregate initial offering price, principal amount or number of the Ordinary Shares is being registered as may from time to time be offered at indeterminate prices In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fees other than the registration fee due in connection with the 28,257,859 Ordinary Shares that may be resold by the selling shareholders named in the registration statement and will pay any other applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date